3. Code of Regulations

CODE OF REGULATIONS

OF

KEITHLEY INSTRUMENTS, INC.

Adopted February 21, 1976

Amended February 9, 1985

ARTICLE I

Fiscal Year

Unless otherwise designated by resolution of the Board of Directors, the fiscal year of the Corporation shall end on September 30 of each year.

ARTICLE II

Meetings of Shareholders.

(a)  Annual Meeting.  The Annual Meeting of Shareholders of the Corporation for the election of Directors, the consideration of financial statements and other reports to be laid before such meeting, and the transaction of such other business as may be brought before such meeting shall be held at such date and time during the month of January or February of each year as shall be designated by the Board of Directors. If no other date is designated by the Board of Directors, the annual meeting shall be held at 11:00 o’clock A.M. on the second Saturday in February of each year, if not a legal holiday, or, if a legal holiday then on the next succeeding business day. Upon due notice there may also be considered and acted upon at an annual meeting any matter which would properly be considered and acted upon at a special meeting. In the event that the annual meeting is not held or if Directors are not elected thereat, a special meeting may be called and held for that purpose. [1701.39, 1701.38(A)]

(b)  Special Meeting.  Special meetings of the Shareholders may be held on any business day when called by any person or persons who may be authorized by law to do so. Calls for special meetings shall specify the purpose or purposes thereof, and no business shall be considered at any such meeting other than that specified in the call therefore. [1701.40(A), 1701.41]

(c)  Place of Meetings.  Any meeting of Shareholders may be held at such place within or without the State of Ohio as may be designated in the Notice of said meeting. [1701.40 (B)]

(d)  Notice of Meeting and Waiver of Notice.

(1)  Notice.  Written notice of the time, place and purposes of any meeting of Shareholders shall be given to each Shareholder entitled thereto not less than seven (7) days nor more than sixty (60) days before the date fixed for the meeting and as prescribed by law. Such notice shall be given either by personal delivery or mailed to each Shareholder entitled to notice of or to vote at such meeting. If such notice is mailed, it shall be directed, postage prepaid, to the Shareholders at their respective addresses as they appear upon the records of the Corporation, and notice shall be deemed to have been given on the day so mailed. If any meeting is adjourned to another time or place, no notice as to such adjourned meeting need be given other than by announcement at the meeting at which such an adjournment is taken. No business shall be transacted at any such adjourned meeting except as might have been lawfully transacted at the meeting at which such adjournment was taken. (1701.41 (A), 1701.02)

(2)  Notice to Joint Owners.  All notices with respect to any shares to which persons are entitled by joint or common ownership may be given to that one of such persons who is named first upon the books of this Corporation, and notice so given shall be sufficient notice to all the holders of such shares.

(3)  Waiver.  Notice of any meeting, however, may be waived in writing by any Shareholder either before or after any meeting of Shareholders, or by attendance at such meeting without protest prior to the commencement thereof. (1701.42)

(e)  Shareholders Entitled to Notice and to Vote.  If a record date shall not be fixed or the books of the Corporation shall not be closed against transfers of shares pursuant to statutory authority, the record date for the determination of Shareholders entitled to notice of or to vote at any meeting of Shareholders shall be the close of business on the twentieth day prior to the date of the meeting and only Shareholders of record at such record date shall be entitled to notice of and to vote at such meeting. Such record date shall continue to be the record date for all adjournments of such meeting unless a new record date shall be fixed and notice thereof and of the date of the adjourned meeting be given to all Shareholders entitled to notice in accordance with the new record date so fixed. (1701.45 (A) (C) (E))

(f)  Quorum.  At any meeting of Shareholders, the holders of shares entitling them to exercise a majority of the voting power of the Corporation, present in person or by proxy, shall constitute a quorum for such meeting; provided, however, that no action required by law, the Articles, or these Regulations to be authorized or taken by the holders of any class of shares or by a designated proportion of the shares of any particular class or of each class of the Corporation may be authorized or taken by another class or by a less proportion of the appropriate class. The Shareholders present in person or by proxy, whether or not a quorum be present, may adjourn the meeting from time to time without notice other than by announcement at the meeting. (1701.51)

(g)  Organization of Meetings:

(1)  Presiding Officer.  The Chairman of the Board, or in his absence, the President, or in the absence of both of them, A Vice President of the Corporation shall call all meetings of the Shareholders to order and shall act as Chairman thereof. If all are absent, the Shareholders shall select a Chairman.

(2)  Minutes.  The Secretary of the Corporation, or, in his absence, an Assistant Secretary, or in the absence of both, a person appointed by the Chairman of the meeting, shall act as Secretary of the meeting and shall keep and make a record of the proceedings thereat.

(h)  Order of Business.  The order of business at all meetings of the Shareholders, unless waived or otherwise determined by a vote of the holder or holders of the majority of the number of shares entitled to vote present in person or represented by proxy, shall be as follows:

1.	Call Meeting to order.

2.	Selection of Chairman and/or Secretary, if necessary.

3.	Proof of notice of meeting and presentment of affidavit thereof.

4.	Roll call, including filing of proxies with Secretary.

5.	Upon appropriate demand, appointment of inspectors of election. (1701.50)

6.	Reading, correction and approval of previously unapproved minutes.

7.	Reports of officers and committees.

8.	If annual meeting, or meeting called for that purpose, election of Directors.

9.	Unfinished business, if adjourned meeting.

10.	Consideration in sequence of all other matters set forth in the call for and written notice of the meeting.

11.	Adjournment.

(i)  Voting.  Except as provided by statute or in the Articles, every Shareholder entitled to vote shall be entitled to cast one vote on each proposal submitted to the meeting for each share held of record by him on the record date for the determination of the Shareholders entitled to vote at the meeting. At any meeting at which a quorum is present, all questions and business which may come before the meeting shall be determined by a majority of votes cast, except when a greater proportion is required by law, the Articles, or these Regulations. (1701.44 (A))

(j)  Proxies.  A person who is entitled to attend a Shareholders’ meeting, to vote thereat, or to execute consents, waivers and releases, may be represented at such meeting or vote thereat, and execute consents, waivers, and releases, and exercise any of his rights, by proxy or proxies appointed by a writing signed by such person, or by his duly authorized attorney, as provided by the laws of the State of Ohio. (1701.48)

(k)  List of Shareholders.  At any meeting of Shareholders a list (or lists by classes) of Shareholders, alphabetically arranged, showing the number and classes of shares held by each on the record date applicable to such meeting shall be produced on the request of any Shareholder. (1701.37)

ARTICLE III

Directors

Section 1.  General Powers.

The business, power and authority of this Corporation shall be exercised, conducted and controlled by a Board of Directors, except where the law, the Articles or these Regulations require action to be authorized or taken by the Shareholders. (1701.59)

Section 2.  Election, Number and Qualification of Directors.

(a)  Election.  The Directors shall be elected at the annual meeting of Shareholders, or if not so elected, at a special meeting of Shareholders called for that purpose. At any meeting of Shareholders at which Directors are to be elected, only persons nominated as candidates shall be eligible for election. (1701.39, 1701.55 (A))

(b)  Number.    The number of Directors, which shall not be less than three, may be fixed or changed at a meeting of the Shareholders called for the purpose of electing Directors at which a quorum is present, by the affirmative vote of the holders of a majority of the shares represented at the meeting and entitled to vote on such proposal. The number of Directors elected shall be deemed to be the number of Directors fixed unless otherwise fixed by resolution adopted at the meeting at which such Directors are elected. (1701.56)

(c)  Qualification.  Directors need not be Shareholders of the Corporation. (1701.56 (C))

Section 3.  Term of Office of Directors

(a)  Term.  Each Director shall hold office until the next annual meeting of the Shareholders and until his successor has been elected or until his earlier resignation, removal from office, or death. Directors shall be subject to removal as provided by statute or by other lawful procedures and nothing herein shall be construed to prevent the removal of any or all Directors in accordance therewith. (1701.57, 1701.58 (C))

(b)  Resignation.  A resignation from the Board of Directors shall be deemed to take effect immediately upon its being received by any incumbent corporate officer other than an officer who is also the resigning Director unless some other time is specified therein. (1701.58 (A))

(c)  Vacancy.  In the event of any vacancy in the Board of Directors for any cause, a majority of the remaining Directors, though less than a majority of the whole Board, may fill any such vacancy for the unexpired term. (1701.58 (D))

Section 4.  Meetings of Directors.

(a)  Regular Meeting.  A regular meeting of the Board of Directors shall be held immediately following the adjournment of the annual meeting of the Shareholders or a special meeting of the Shareholders at which Directors are elected. The holding of such Shareholders’ meeting shall constitute notice of such Directors’ meeting and such meeting may be held without further notice. Other regular meetings shall be held at such other times and places as may be fixed by the Directors. (1701.61)

(b)  Special meetings.  Special meetings of the Board of Directors may be held at any time upon call of the Chairman of the Board, the President, any Vice President, or any two Directors. (1701.61 (A))

(c)  Place and Manner of Meeting.  Any meeting of Directors may be held at any place within or without the state of Ohio in person and/or through any communications equipment if all persons participating in the meeting can hear each other. (1701.61 (B))

(d)  Notice of Meeting and Waiver of Notice.  Notice of the time and place of any regular or special meeting of the Board of Directors (other than the regular meeting of Directors following the adjournment of the annual meeting of the Shareholders or following any special meeting of the Shareholders at which Directors are elected) shall be given to each Director by personal delivery, telephone, mail, telegram or cablegram at least forty-eight (48) hours before the meeting, which notice need not specify the purpose of the meeting. Such notice, however, may be waived in writing by any Director either before or after any such meeting, or by attendance at such meeting (including attendance (presence) by means of participation through any communications equipment as above provided) without protest prior to the commencement thereof. (1701.61 (B) (C), 1701.42)

Section 5.  Quorum and Voting.

At any meeting of Directors, not less than one-half of the whole authorized number of Directors is necessary to constitute a quorum for such meeting, except that a majority of the remaining Directors in office constitutes a quorum for filling a vacancy in the Board pursuant to the requirements of the Articles of Incorporation and Article III, Section 3(c) of these Regulations. At any meeting at which a quorum is present, all acts, questions and business which may come before the meeting shall be determined by a majority of votes cast by the Directors present at such meeting, unless the vote of a greater number is required by the Articles, Regulations or By-Laws. (1701.62)

Section 6.  Committees.

(a)  Appointment.  The Board of Directors may from time to time appoint certain of its members (but in no event less than three) to act as a committee or committees in the intervals between meetings of the Board and may delegate to such committee or committees powers to be exercised under the control and direction of the Board. Each such committee and each member thereof shall serve at the pleasure of the Board.

(b)  Executive Committee.  In particular, the Board of Directors may create from its membership and define the powers and duties of an Executive Committee. During the intervals between meetings of the Board of Directors the Executive Committee shall possess and may exercise all of the powers of the Board of Directors in the management and control of the business of the Corporation to the extent permitted by law. All action taken by the Executive Committee shall be reported to the Board of Directors at its first meeting thereafter.

(c)  Committee Action.  Unless otherwise provided by the Board of Directors, a majority of the members of any committee appointed by the Board of Directors pursuant to this Section shall constitute a quorum at any meeting thereof and the act of a majority of the members present at a meeting at which a quorum is present shall be the act of such committee. Action may be taken by any such committee without a meeting by a writing signed by all its members. Any such committee shall prescribe its own rules for calling and holding meetings and its method of procedure, subject to any rules prescribed by the Board of Directors, and shall keep a written record of all action taken by it. (1701.63)

Section 7.  Action of Directors Without a Meeting.

Any action which may be taken at a meeting of Directors may be taken without a meeting if authorized by a writing or writings signed by all the Directors, which writing or writings shall be filed or entered upon the records of the Corporation. (1701.54)

Section 8.  Compensation of Directors.

The Board of Directors may allow compensation for attendance at meetings or for any special services, may allow compensation to members of any committee, and may reimburse any Director for his expenses in connection with attending any Board or committee meeting. (1701.60)

Section 9.  Attendance at Meetings of Persons Who Are Not Directors.

Unless waived by a majority of Directors in attendance, not less than twenty-four (24) hours before any regular or special meeting of the Board of Directors any Director who desires the presence at such meeting of not more than one person who is not a Director shall so notify all other Directors, request the presence of such person at the meeting, and state the reason in writing. Such person will not be permitted to attend the Directors’ meeting unless a majority of the Directors in attendance vote to admit such person to the meeting. Such vote shall constitute the first order of business for any such meeting of the Board of Directors. Such right to attend, whether granted by waiver or vote, may be revoked at any time during any such meeting by the vote of a majority of the Directors in attendance.

ARTICLE IV

Officers

Section 1.  General Provisions.

The Board of Directors shall elect a President, a Secretary and a Treasurer, and may elect a Chairman of the Board, one or more Vice-Presidents, and such other officers and assistant officers as the Board may from time to time deem necessary. The Chairman of the Board, if any, and the President shall be Directors, but no one of the other officers need be a Director. Any two or more offices may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required to be executed, acknowledged or verified by two or more officers. (1701.64 (A))

Section 2.  Powers and Duties.

All officers, as between themselves and the Corporation, shall respectively have such authority and perform such duties as are customarily incident to their respective offices, and as may be specified from time to time by the Board of Directors, regardless of whether such authority and duties are customarily incident to such office. In the absence of any officer of the Corporation, or for any other reason the Board of Directors may deem sufficient, the Board of Directors may delegate for the time being, the powers or duties of such officer, or any of them, to any other officer or to any Director. The Board of Directors may from time to time delegate to any officer authority to appoint and remove subordinate officers and to prescribe their authority and duties. Since the lawful purposes of this Corporation include the acquisition and ownership of real property, personal property and property in the nature of patents, copyrights, and trademarks and the protection of the Corporation’s property rights in its patents, copyrights and trademarks, each of the officers of this Corporation is empowered to execute any power of attorney necessary to protect, secure, or vest the Corporation’s interest in and to real property, personal property and its property protectable by patents, trademarks, and copyright registration and to secure such patents, copyrights and trademark registrations. (1701.64 (B) (1))

Section 3.  Term of Office and Removal.

(a)  Term.  Each officer of the Corporation shall hold office during the pleasure of the Board of Directors, and unless sooner removed by the Board of Directors, until the meeting of the Board of Directors following the date of their election and until his successor is elected and qualified. (1701.64 (A))

(b)  Removal.  The Board of Directors may remove any officer at any time, with or without cause by the affirmative vote of a majority of Directors in office. (1701.64 (B) (2))

Section 4.  Compensation of Officers.

Unless compensation is otherwise determined by a majority of the Directors at a regular or special meeting of the Board of Directors, or unless such determination is delegated by the Board of Directors to another officer or officers, the Chairman of the Board and President of the Corporation from time to time shall determine the compensation to be paid to all officers and other employees for services rendered to the Corporation. (1701.60)

ARTICLE V

Indemnification of Directors, Officers, Employees, and Others.

(a)  Right of Indemnification.  The Corporation shall indemnify any Director, officer, employee or other person, to the fullest extent provided by, or permissible under, Section 1701.13(E), Ohio Revised Code; and the Corporation is hereby specifically authorized to take any and all further action to effectuate any indemnification of any person which any Ohio corporation may have power to take [permissible under Section 1701.13(E) (6) or under any other statute or under general law], by any vote of the Shareholders, vote of disinterested Directors, by any Agreement, or otherwise. This Section of the Code of Regulations of the Corporation shall be interpreted in all respects to expand such power to indemnify to the maximum extent permissible to any Ohio Corporation with regard to the particular facts of each case, and not in any way to limit any statutory or other power to indemnify, or right of any individual to indemnification.

(b)  Insurance of Indemnification.  The Corporation may purchase and maintain insurance for protection of the Corporation and for protection of any Director, officer, employee and/or any other person for whose protection, and to the fullest extent, such insurance may be purchased and maintained under Section 1701.13 (E) (7), Ohio Revised Code, or otherwise. Such policy or policies of insurance may provide such coverage and be upon such terms and conditions as shall be authorized or approved from time to time by the Board of Directors or the Shareholders of the Corporation.

ARTICLE VI

Securities Held by the Corporation.

Section 1.  Transfer of Securities Owned by the Corporation.

All endorsements, assignments, transfers stock powers, share powers or other instruments of transfer of securities standing in the name of the Corporation shall be executed for and in the name of the Corporation by the President, by a Vice President, by the Secretary or by the Treasurer or by any other person or persons as may be thereunto authorized by the Board of Directors.

Section 2.  Voting Securities Held by the Corporation.

The Chairman of the Board, President, any Vice President, Secretary or Treasurer, in person or by another person thereunto authorized by the Board of Directors, in person or by proxy or proxies appointed by him shall have full power and authority on behalf of the Corporation to vote, act and consent with respect to any securities issued by other corporations which the Corporation may own. (1701.47 (A))

ARTICLE VII

Share Certificates

Section 1.  Transfer and Registration of Certificates.

The Board of Directors shall have authority to make such rules and regulations, not inconsistent with law, the Articles or these Regulations, as it deems expedient concerning the issuance, transfer and registration of certificates for shares and the shares represented thereby and may appoint transfer agents and registrars thereof. (1701.14 (A), 1701.26)

Section 2.  Substituted Certificates.

Any person claiming that a certificate for shares has been lost, stolen or destroyed, shall make an affidavit or affirmation of that fact and, if required, shall give the Corporation (and its registrar or registrars and its transfer agent or agents, if any) a bond of indemnity, in such form and with one or more sureties satisfactory to the Board, and, if required by the Board of Directors, shall advertise the same in such manner as the Board of Directors may require, whereupon a new certificate may be executed and delivered of the same tenor and for the same number of shares as the one alleged to have been lost, stolen or destroyed. (1701.27, 1308.35)

Section 3.  Form of Certificates and Signatures.

Each holder of shares is entitled to one or more certificates, signed by the Chairman of the Board or the President or a Vice President and by the Secretary or Assistant Secretary or the Treasurer or Assistant Treasurer of the Corporation, which shall certify the number and class of shares held by such shareholder in the Corporation, but no certificates for shares shall be executed or delivered until such shares are fully paid. When such a certificate is countersigned by an incorporated transfer agent or registrar, the signature of any of said officers of the Corporation may be a facsimile, engraved, stamped or printed. Although any officer of the Corporation whose manual or facsimile, engraved, stamped or printed signature is affixed to such a certificate ceases to be such officer before the certificate is delivered, such certificate shall be effective in all respects when delivered.

Section 4.  Transfer of Shares.

Shares of the Corporation shall be transferable upon the books of the Corporation by the holder thereof in person or by his duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares of the same class or series, with duly executed assignment and power of transfer endorsed thereon or attached thereto, and with such proof of authenticity of the signatures to such assignment and power of transfer as the Corporation or its agents may reasonably require.

ARTICLE VIII

Seal

The Directors may adopt a seal for the Corporation which shall be in such form and of such style as is determined by the Directors. Failure to affix any such corporate seal shall not affect the validity of any instrument. (1701.13 (B))

ARTICLE IX

Consistency with Articles of Incorporation

If any provision of these Regulations shall be inconsistent with the Corporation’s Articles of Incorporation (and as they may be amended from time to time), the Articles of Incorporation (as so amended at the time) shall govern.

ARTICLE X

Emergency Regulations

The Directors may adopt, either before or during an emergency, as that term is defined by the General Corporation Law of Ohio, any emergency regulations permitted by the General Corporation Law of Ohio which shall be operative only during such an emergency. In the event the Board of Directors does not adopt any such emergency regulations, the special rules provided in the General Corporation Law of Ohio shall be applicable during an emergency as therein defined. (1701.11 (C) (F))

ARTICLE XI

Section Headings

The headings contained in this Code of Regulations are for reference purposes only and shall not be construed to be part of and/or shall not affect in any way the meaning or interpretation of this Code of Regulations. The parenthetical numerical references contained throughout these Regulations refer to sections of the General Corporation Law of Ohio contained in the Ohio Revised Code as in effect at the date of adoption of this Code of Regulations or, with respect to amended provisions, at the date of any such amendment. Such statutory section designations are for reference purposes only and shall not be construed to be a part of and/or shall not affect in any way the meaning or interpretation of this Code of Regulations, provided, however, that if any provision of these Regulations shall at any time be consistent with the General Corporation Law of Ohio, the General Corporation Law of Ohio shall govern.

ARTICLE XII

Amendments

This code of Regulations of the Corporation (and as it may be amended from time to time) may be amended or added to by the affirmative vote or the written consent of the Shareholders of record entitled to exercise a majority of the voting power on such proposal; provided, however, that if an amendment or addition is adopted by written consent without a meeting of the Shareholders, it shall be the duty of the Secretary to enter the amendment or addition in the records of the Corporation, and to mail a copy of such amendment or addition to each Shareholder of record who would be entitled to vote thereon and did not participate in the adoption thereof. (1701.11)

This Amended Code of Regulations is effective as of the date of adoption by the Shareholders of the Corporation and supersedes all Regulations and Amendments thereto heretofore adopted.

The End.